Exhibit 99.1

Press Release

National Mentor Holdings, Inc. Announces First Quarter 2012 Results

BOSTON, Massachusetts, February 14, 2012– National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the first quarter ended December 31, 2011.

Revenue for the quarter ended December 31, 2011 was $274.4 million, an increase of $10.0 million, or 3.8%, over revenue for the quarter ended December 31, 2010. Revenue increased $5.2 million related to organic growth, including growth related to new programs and $4.8 million related to acquisitions that closed during and after the three months ended December 31, 2010. Modest organic growth was achieved despite the negative impact of rate reductions in some states, including Arizona, Florida and Minnesota.

Income from operations for the quarter ended December 31, 2011 was $12.5 million, an increase of $1.3 million as compared to income from operations for the quarter ended December 31, 2010. The operating margin was 4.6% for the quarter ended December 31, 2011, an increase from 4.2% for the quarter ended December 31, 2010. In addition to the factors noted below with respect to Adjusted EBITDA, the Company’s operating margin was positively impacted as the three months ended December 31, 2010 included costs which the Company did not incur during the three months ended December 31, 2011, namely costs associated with the Company’s cost structure optimization efforts and consulting and legal costs related to a transaction which was not completed.

Net loss for the quarter ended December 31, 2011 was $5.1 million compared to net income of $1.8 million for the quarter ended December 31, 2010. In addition to the factors noted below with respect to Adjusted EBITDA, net loss was negatively impacted by an increase in interest expense.

Adjusted EBITDA(1) for the quarter ended December 31, 2011 was $27.8 million, which was essentially unchanged from the quarter ended December 31, 2010. Adjusted EBITDA was negatively impacted by an increase in direct labor costs as the Company increased staffing in advance of growth opportunities and filled vacancies and an increase in occupancy and transportation expense. Adjusted EBITDA was positively impacted by a decrease in health insurance expense as a result of a change in plan design effective January 1, 2011 and a significant reduction in the number of large claims compared to prior period, which partially offset the increase in direct labor costs, occupancy and transportation expense.

(1)

Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 5.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Friday, February 17, 2012 at 11:00 a.m. EST to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EST on Friday, February 24, 2012. Those wishing to participate in the February 17 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.

National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 33 states.

* * * * * * * * * * *

From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights

($ in thousands)

(unaudited)

	September 30,	September 30,
	Three Months Ended
	December 31
	2011	2010
Statements of Operations Data:
Net revenue	$274,433	$264,473
Cost of revenue (exclusive of depreciation expense shown separately below)	213,747	204,218
General and administrative expenses	33,290	34,340
Depreciation and amortization	14,901	14,711

Income from operations	12,495	11,204
Management fee of related party	(315)	(345)
Other income, net	284	228
Interest income	4	5
Interest income from related party	—	494
Interest expense	(19,787)	(8,146)

(Loss) income from continuing operations before income taxes	(7,319)	3,440
(Benefit) provision for income taxes	(2,304)	1,471

(Loss) income from continuing operations	(5,015)	1,969
Loss from discontinued operations, net of tax	(64)	(203)

Net (loss) income	$(5,079)	$1,766

	September 30,	September 30,
Additional financial data:
Program rent expense	$8,090	$7,678
Adjusted EBITDA	$27,826	$27,961

Reconciliation of Non-GAAP Financial Measures

($ in thousands)

(unaudited)

	September 30,	September 30,
	Three Months Ended
	December 31
	2011	2010
Reconciliation from Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(5,079)	$1,766
Loss from discontinued operations, net of tax	64	203
(Benefit) provision for income taxes	(2,304)	1,471
Interest income	(4)	(5)
Interest income from related party	—	(494)
Interest expense	19,787	8,146
Depreciation and amortization	14,901	14,711
Stock-based compensation (1)	165	—
Restructuring (2)	145	849
Management fee of related party (3)	315	345
Acquisition expenses (4)	(142)	208
Terminated transaction costs (5)	—	584
Gain on disposal of assets	(22)	(45)
Change in fair value of contingent consideration (6)	—	222

Adjusted EBITDA (7)	$27,826	$27,961

Selected Balance Sheet and Cash Flow Highlights

($ in thousands)

(unaudited)

	September 30,	September 30,
	As of
	December 31, 2011	September 30, 2011
Balance Sheet Data:
Cash and cash equivalents	$0	$263
Working capital (8)	11,793	12,028
Total assets	1,063,534	1,010,850
Total debt (9)	797,193	784,124
Net debt (10)	747,193	733,861
Shareholder’s equity	(35,858)	(31,123)

	September 30,	September 30,
	Three Months Ended
	December 31, 2011	December 31, 2010
Other Financial Data :
Cash flows provided by (used in):
Operating activities	$(1,620)	$19,994
Investing activities	(9,222)	(6,509)
Financing activities	10,579	(5,397)

Purchases of property and equipment	6,262	3,958
Cash paid for acquisitions (including cash paid for contingent consideration)	3,150	6,246

(1)	Represents non-cash stock-based compensation.
(2)	Represents costs incurred as part of the restructuring of corporate and certain field functions.
(3)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.
(4)	Represents external acquisition expenses.
(5)	Represents consulting and legal costs related to a transaction which was not completed.
(6)	Represents changes in fair value of contingent consideration arising from acquisitions.
(7)	Represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.
(8)	Calculated as current assets minus current liabilities.
(9)	Includes obligations under capital leases.
(10)	Net debt as defined in the senior credit agreement (total debt, net of cash and cash equivalents and LOC restricted cash of $50 million).

CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.

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